As filed with the Securities and Exchange Commission on April 16, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STARENT NETWORKS, CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3527533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 International Place

Tewksbury, MA 01876

(Address of Principal Executive Offices) (Zip Code)

2007 STOCK INCENTIVE PLAN

(Full title of the plan)

Ashraf M. Dahod

President and Chief Executive Officer

Starent Networks, Corp.

30 International Place

Tewksbury, MA 01876

(Name and address of agent for service)

(978) 851-1100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	3,000,000 shares	$14.80	$44,400,000	$2,478

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Market on April 9, 2009.

Statement of Incorporation by Reference

This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the 2007 Stock Incentive Plan. This registration statement incorporates by reference the registrant’s registration statement on Form S-8 (File No. 333-143540), as filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2007.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tewksbury, Massachusetts on this 16th day of April, 2009.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Starent Networks, Corp., hereby severally constitute and appoint Ashraf M. Dahod, Paul J. Milbury, John P. Delea, Jr. and Jonathan M. Moulton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Starent Networks, Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashraf M. Dahod Ashraf M. Dahod	President, Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2009

/s/ Paul J. Milbury Paul J. Milbury	Vice President, Operations and Chief Financial Officer (Principal Financial Officer)	April 16, 2009

/s/ George W. Hale George W. Hale	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	April 16, 2009

/s/ Edward T. Anderson Edward T. Anderson	Director	April 16, 2009

/s/ Timothy A. Barrows Timothy A. Barrows	Director	April 16, 2009

Signature	Title	Date

/s/ Sean M. Dalton Sean M. Dalton	Director	April 16, 2009

/s/ Matthew J. Desch Matthew J. Desch	Director	April 16, 2009

/s/ James A. Dolce, Jr. James A. Dolce, Jr.	Director	April 16, 2009

/s/ Kenneth A. Goldman Kenneth A. Goldman	Director	April 16, 2009

EXHIBIT INDEX

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, included in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of attorney, included on the signature page to this registration statement.

99.1(3)	2007 Stock Incentive Plan.

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed on October 15, 2007 (File No. 333-146717).
(2)	Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed on October 15, 2007 (File No. 333-146717).
(3)	Incorporated by reference to Exhibit 10.4 to the registrant’s registration statement on Form S-1 filed on June 5, 2007 (File No. 333-141092).